UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

___________________

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

___________________

Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Gentherm Incorporated (the “Company”) approved a form of Restricted Stock Unit Award Agreement (Performance-Based) (the “Performance-Based RSU Agreement”) and a form of Restricted Stock Unit Award Agreement (Time-Based) (the “Time-Based RSU Agreement”) and made related annual grants to participants under the Gentherm Incorporated 2013 Equity Incentive Plan.

Performance-Based Restricted Stock Unit Awards

Under the terms of the Performance-Based RSU Agreement, each restricted stock unit (an “RSU”) represents the right to receive one share of common stock of the Company, no par value (the “Common Stock”), upon being earned, vested and the satisfaction of any required tax withholding obligation.  For each performance component, grantees may earn 50% to 200% of their respective target equity awards based on threshold to maximum performance.  In order for performance-based RSUs to vest, a grantee must remain continuously employed by the Company from the grant date to the applicable determination date; provided, however, (i) the target amount of performance-based RSUs will vest as of the date of the grantee’s termination in the case of death or disability and (ii) the performance-based RSUs will vest, in an amount based on actual performance through the change in control, if based on a stock price or total shareholder return measure, or in an amount equal to target, if based on any other measure, including the financial performance of the Company, upon the grantee’s termination within 12 months of such change in control if by the Company or a subsidiary (or successor thereof) without cause or by the grantee for good reason. The Form of Performance-Based RSU Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 11, 2018, the Committee approved the grant of the performance-based RSUs to the following executive officers of the Company: Frithjof Oldorff, 12,385 RSUs; Barry Steele, 10,733 RSUs; Kenneth Phillips, 10,733 RUSs; Ryan Gaul, 6,605 RSUs; and Yijing Brentano, 6,605 RSUs.  A specified portion of each granted performance-based RSU is earned or forfeited based upon two separate components: (i) the Company’s performance relative to return on invested capital goals for the fiscal year ended December 31, 2020, and (ii) the Company’s relative total shareholder return over a three-year period starting on the grant date compared to selected peer companies.

Time-Based Restricted Stock Unit Awards

Under the terms of the Time-Based RSU Agreement, each RSU represents the right to receive one share of Common Stock, upon vesting and the satisfaction of any required tax withholding obligation.  The time-based RSU will vest pro rata on the first, second and third anniversaries of the grant date, provided a grantee must remain continuously employed by the Company from the grant date to the vesting date.  Notwithstanding the foregoing, (i) the time-based RSUs will vest as of the date of the grantee’s termination in the case of death or disability and (ii) the time-based RSUs will vest upon the grantee’s termination within 12 months of a change in control if by the Company or a subsidiary (or successor thereof) without cause or by the grantee for good reason.  The Form of Time-Based RSU Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On June 11, 2018, the Committee approved the grant of the time-based RSUs to the following executive officers of the Company: Frithjof Oldorff, 8,257 RSUs; Barry Steele, 7,156 RSUs; Kenneth Phillips, 7,156 RUSs; Ryan Gaul, 4,403 RSUs; and Yijing Brentano, 4,403 RSUs.

Separation of Employment

On May 24, 2018, the employment of named executive officer Darren Schumacher (“Schumacher”), Chief Technology Officer at the time, was terminated.  The Company and Schumacher entered into a Separation Agreement and Release (the “Separation Agreement”), dated as of May 29, 2018, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  Under the terms of the Separation Agreement, Schumacher received a one-time payment equal to six months’ salary or $212,165, vesting of the 9,928 restricted shares of common stock awarded on October 3, 2017 and certain other immaterial benefits.  In exchange, Schumacher has provided a general release in favor of Gentherm and certain other related parties from substantially all claims to the extent permitted by applicable law.  Schumacher is subject to non-compete, non-solicit, non-interference and non-disparagement provisions for 12 months following the end of his employment with the Company and he is required to continue to comply with various confidentiality obligations in perpetuity.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (Performance-Based)
10.2	Form of Restricted Stock Unit Award Agreement (Time-Based)
10.3	Separation Agreement and Release with Darren Schumacher dated May 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date: June 13, 2018

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